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                                                                    Exhibit 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Amendment No. 2 to Form SB-2 of our reports dated October 13, 2004 and March 4, 2004 (except for notes 1, 8 and 16 for which the date is April 30, 2004), relating to the consolidated financial statements of Stellar Technologies, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

L J Soldinger Associates, LLC

Deer Park, Illinois
January 12, 2006